                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  July 1 to July 31, 1999
Distribution Date:  August 16, 1999


Statement for Class A and Class B Noteholders and Certificateholders                     Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                  Class A/Class B
                                                                                            Certificate Amount
                                                                                      -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                           0.00             0.0000000
          Class A-2 Note  Amount                                                   6,877,792.20           104.2089727
          Class A-3 Note  Amount                                                           0.00             0.0000000
          Class B  Note  Amount                                                            0.00             0.0000000
          Certificates  Amount                                                             0.00             0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                           0.00             0.0000000
          Class A-2 Note  Amount                                                     127,613.94             1.9335445
          Class A-3 Note  Amount                                                     236,472.63             5.1250000
          Class B  Note  Amount                                                      140,304.00             5.3333333
          Certificates  Amount                                                       112,535.50             6.4166667

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)    108,420,062.91


(iv)  Class A-1 Notes Balance (end of Collection Period)                                   0.00
      Class A-1 Pool Factor (end of Collection Period)                                                      0.0000000
      Class A-2 Notes Balance (end of Collection Period)                          18,434,062.91
      Class A-2 Pool Factor (end of Collection Period)                                                      0.2793040
      Class A-3 Notes Balance (end of Collection Period)                          46,141,000.00
      Class A-3 Pool Factor (end of Collection Period)                                                      1.0000000
      Class B Notes Balance (end of Collection Period)                            26,307,000.00
      Class B Pool Factor (end of Collection Period)                                                        1.0000000
      Certificates Balance (end of Collection Period)                             17,538,000.00
      Certificates Pool Factor (end of Collection Period)                                                   1.0000000

(v)   Basic Servicing Fee                                                             96,081.55             0.2107116


(vi)  Aggregate Net Losses                                                           380,686.09
      Aggregate Realized Losses                                                      557,055.84
      Cummulative Net Losses for all periods                                      21,006,575.07

(vii) Reserve Account Balance after Giving Effect to Payments                      6,839,790.00
      Made on Distribution Date
      Specified Reserve Account Balance after Giving Effect to Payments            6,839,790.00
      Made on Distribution Date
      Draws on Reserve Account                                                             0.00
      Deposits to Reserve Account                                                          0.00

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  July 1 to July 31, 1999
Distribution Date:  August 16, 1999

Statement for Class A and Class B Noteholders and Certificateholders                     Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                   Class A/Class B
                                                                                            Certificate Amount
                                                                                      -----------------------------


(viii)  Class A-1 Notes Interest Carryover Shortfall                                       0.00             0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                       0.00             0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                       0.00             0.0000000
        Class B Notes Interest Carryover Shortfall                                         0.00             0.0000000
        Certificates Interest Carryover Shortfall                                          0.00             0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                      0.00             0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                      0.00             0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                      0.00             0.0000000
        Class B Notes Principal Carryover Shortfall                                        0.00             0.0000000
        Certificates Principal Carryover Shortfall                                         0.00             0.0000000


(ix)    Additional Principal Distributable Amount                                          0.00


(x)     Aggregate Purchase Amount of Receivables Repurchased by the Seller                 0.00
        or purchased by Servicer

(xi)    Delinquent Contracts
                                                                                            Number                    Balance
                                                                                ----------------------------------------------------
           30-59 Days                                                                        535                   4,208,229.56
           60-89 Days                                                                        122                   1,042,275.69
           90 Days or More                                                                    99                     760,664.11
           Financed Vehicles repossessed but not yet Charged-off                              42                     290,076.42


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                  0.1281011
Weighted Average Remaining Term of Remaining Portfolio                               30.0380267

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                         0.0015013
     (ii)  Preceding Collection Period                                                0.0025224
     (iii) Current Collection Period                                                  0.0033018
     (iv)  Three Month Average                                                        0.0024418

Ending Portfolio Balance                                                         108,420,062.91




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